Exhibit 10.85

RUSS BERRIE AND COMPANY, INC.
STOCK OPTION AGREEMENT FOR NON-EMPLOYEE DIRECTORS

Date of Grant:                  , 200

Russ Berrie and Company, Inc., a New Jersey corporation (the “Company”), does hereby grant to                           (the “Optionee”), as of the date set forth above, pursuant to the 2004 Russ Berrie and Company, Inc. Stock Option, Restricted and Non-Restricted Stock Plan (the “Plan”), a copy of which is appended hereto and incorporated herein by reference, a stock option (the “Option”) to purchase an aggregate of            shares of its Common Stock (stated value $.10) (the “Stock”) at the price of $           per share, upon the following terms and conditions.  Capitalized terms used but undefined herein shall have the meanings ascribed to them in the Plan.  This is the Option Agreement referred to in Section 5.11 of the Plan.

1.                                       (a)                                  This Option is intended to be a Non-Qualified Stock Option.

(b)                                 Except as provided in Section 2 below, this Option shall vest and become exercisable ratably over five years (20% per year) from the Date of Grant, provided that in no event may a vested portion of the Option be exercised later than 10 years from the Date of the Grant.

(c)                                  The Committee may, in its sole discretion, limit the number of shares of Stock that the Optionee may purchase by the exercise of this Option on any particular date or in any Plan Year.

2.                                      (a)                                   Subject to paragraph (b) below, if an Optionee ceases to serve as a member of the Board for any reason, any non-vested portion of the Option shall immediately terminate; any unexercised vested portion of the Option shall be exercisable for 30 days after the applicable termination date, or the stated term of the Option, whichever period is shorter.

(b)                                 In the event of the death or Disability of Optionee while serving as a member of the Board, any outstanding unexercised portion of the Option existing on the date such service terminated, whether or not vested and/or exercisable on the date such service was terminated, shall be deemed fully vested and exercisable, and may be exercised by such Optionee’s estate, legatee(s), legal representative or permitted transferee(s) for up to one year after such Optionee’s death or final determination of Disability, as applicable, or the stated term of the Option, whichever period is shorter.

3.                                       This Option shall be exercised by giving written notice of exercise to the Company at 111 Bauer Drive, Oakland, NJ  07430 (Attention: Chief Financial Officer) which shall specify the number of shares of Stock to be purchased and which shall be accompanied by payment in full of the purchase price in cash.

4.                                       The number of shares of Stock subject to this Option and the price to be paid therefor, shall be subject to adjustment as follows:

(a)                                  In the event of any change in the outstanding Stock by reason of a dissolution or liquidation of the Company, sale of all or substantially all of the assets of the Company, merger or consolidation of the Company with or into any other corporation if the Company is the surviving corporation, statutory share exchange involving capital stock of the Company, reorganization, recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, stock combination, rights offering, spin-off or other relevant change, the Committee may adjust the aggregate number of shares of Stock available for awards of options under the Plan, the Option price of Options granted under the Plan, and any or all other matters deemed appropriate by the Committee, including, without limitation, accelerating the vesting and/or exercise period pertaining to any award of Options under the Plan.

(b)                                 In connection with a Business Combination, the Committee, in its sole discretion, may provide for (i) the continuation of the Plan and/or the assumption of the awards granted thereunder by a successor corporation (or a parent or subsidiary thereof), (ii) the substitution for such awards of new awards covering the stock of a successor corporation (or a parent or subsidiary thereof), with appropriate adjustments as to the number and kind of shares and exercise prices, (iii) upon 10 days’ advance notice from the Committee to the Optionee, the acceleration of the vesting and/or exercise period pertaining to the Option or (iv) upon 10 days’ advance notice from the Committee to the Optionee, (x) the cancellation of any outstanding portion of this Option that is then exercisable and the payment to the holder thereof, in cash or stock, or any combination thereof, of the value of such portion based upon the price per share of Stock received or to be received by other stockholders of the Company in connection with the Business Combination, and (y) the cancellation of the portion of the Option that is not then exercisable.  In the event of any continuation, assumption or substitution contemplated by the foregoing clauses, the Option shall continue in the manner and under the terms so provided.

(c)                                  If, by reason of a change in capitalization described above, Optionee shall be entitled to new, additional or different shares of stock or securities of the Company or any other corporation in respect of his or her Option, in the event that the Plan continues, such new, additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the shares of Stock subject to the Option prior to such change in capitalization.

5.                                       This Option shall not be assignable or transferable except by will or by the laws of descent or distribution provided, however, that each Optionee may transfer all or any portion of his/her Non-Qualified Stock Options to a member of his/her Immediate Family, a trust for the benefit of the Optionee or any member of his or her Immediate Family, partnerships in which the Optionee or his/her Immediate Family members and/or trusts are the only partners, and/or any organization exempt under Section 501(c) of the Internal Revenue Code of 1986, as amended (the “Code”).  Subject to the provisions of

Section 2, this Option shall be exercisable only by the Optionee or his or her permitted assignee or transferee.

6.                                       Subject to the limitations set forth in the Plan, the Committee is vested with absolute discretion and authority to interpret the Plan and make all determinations necessary or advisable for the administration thereof.  Any determination of the Committee in the administration of the Plan, as described therein, shall be final, conclusive and binding upon the Optionee and any person claiming under or through the Optionee, including, without limitation, as to any adjustments pursuant to Section 4 hereof.

7.                                       If a Participating Company is for any reason required to withhold any amount under the laws and regulations of the United States, any jurisdiction thereof or local government with respect to the transfer of Stock upon exercise of the Option (“Withholding Taxes”), the Optionee or other person receiving such Stock shall be required to pay such Participating Company the amount of any such Withholding Taxes.  The applicable Participating Company shall have the right to require the payment of any such Withholding Taxes before issuing any Stock hereunder.  In lieu of all or any part of a cash payment regarding such Withholding Taxes, the Committee may permit a person to cover all or any part of the Withholding Taxes, through a reduction in the number of shares of Stock delivered to such person or a delivery or tender to the Company of shares of Stock held by such person, in each case valued in the same manner as used in computing the Withholding Taxes under applicable laws.

8.                                       The Company shall not be required to issue or deliver a certificate for shares of Stock hereunder unless the issuance of such certificate complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and the requirements of the exchanges, if any, on which the Company’s shares of Common Stock may, at that time, be listed.

9.                                       Notwithstanding anything contained in the Plan or herein to the contrary, in the event that the disposition of shares of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations thereunder.  The certificates evidencing any of such shares shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.

10.                                 To the extent that federal laws of the United States do not otherwise control, this Agreement shall be governed by the laws of New Jersey, without giving effect to principles of conflicts of laws, and shall be construed accordingly.

11.                                 In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

12.                                 This Agreement shall be binding upon and inure to the benefit of the successors (including by way of merger), assigns and heirs of the respective parties.

13.                                 The Optionee shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares of Stock purchasable upon exercise of the Option granted hereunder unless and until certificates representing such shares shall have been issued by the Company.

14.                                 The Optionee acknowledges and agrees that a violation of Section 5 of this Agreement will cause the Company irreparable injury for which adequate remedy at law is not available.  Accordingly, the Optionee agrees that the Company shall be entitled to an injunction, restraining order or other equitable relief, without the posting of any bond, to prevent the breach of such Section and to enforce the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, in addition to any other remedy to which it may be entitled at law or equity.

RUSS BERRIE AND COMPANY, INC.

BY:

AGREED TO AND ACCEPTED AS OF THE DATE OF GRANT SET FORTH ABOVE:

SIGNATURE-OPTIONEE